     As filed with the Securities and Exchange Commission on March 10, 2000
                                                           Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BROADBASE SOFTWARE, INC.
           (Exact name of the Registrant as specified in its charter)


             DELAWARE                                      77-0408319
  (State or other jurisdiction of                       (I.R.S. employer
  incorporation or organization)                       identification no.)

                             172 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                    (Address of principal executive offices)

         OPTIONS AND PURCHASE RIGHTS ISSUED UNDER THE RUBRIC, INC. 1997
          STOCK OPTION PLAN AND ASSUMED BY THE REGISTRANT IN CONNECTION
                         WITH ITS ACQUISITION OF RUBRIC.

               OPTIONS GRANTED PURSUANT TO STOCK OPTION AGREEMENTS ENTERED INTO OUTSIDE OF THE RUBRIC 1997 STOCK OPTION PLAN.

               BROADBASE SOFTWARE, INC. 1999 EQUITY INCENTIVE PLAN BROADBASE SOFTWARE, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

               OPTIONS GRANTED PURSUANT TO STOCK OPTION AGREEMENTS
             ENTERED INTO OUTSIDE OF THE 1999 EQUITY INCENTIVE PLAN.
                           (Full titles of the plans)

                                  RUSTY THOMAS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             172 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 614-8300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             DAVID K. MICHAELS, ESQ.
                              THOMAS J. HALL, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE


===================================================================================================
                                                   PROPOSED          PROPOSED
                                   AMOUNT          MAXIMUM           MAXIMUM
       TITLE OF SHARES              TO BE         AGGREGATE         AGGREGATE        AMOUNT OF
       TO BE REGISTERED          REGISTERED    PRICE PER SHARE    OFFERING PRICE   REGISTRATION FEE
===================================================================================================
Common Stock,
$0.001 par value per share        861,803 (1)       $ 22.92(2)     $ 19,748,642(3)   $ 5,214
===================================================================================================
Common Stock,
$0.001 par value per share      1,083,004 (4)       $123.69(3)     $133,954,057(5)   $35,364
===================================================================================================
TOTAL                                                                                $40,578
===================================================================================================


(1) Represents the aggregate of the following amounts, each as of March 9, 2000:

        - 511,625 shares reserved for issuance pursuant to the exercise of options granted under the Rubric 1997 Stock Option Plan;

        - 50,178 shares reserved for issuance pursuant to the exercise of options granted outside of the Rubric 1997 Stock Option Plan; and

        - 300,000 shares reserved for issuance pursuant to the exercise of options granted outside of the 1999 Equity Incentive Plan.

(2) Estimated weighted average per share exercise price for these outstanding options.

(3) Calculated based on the weighted average per share exercise price, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

(4) Represents the aggregate of the following amounts, each as of March 9, 2000:

        - 902,504 shares reserved for issuance pursuant to the exercise of options that may be granted under the 1999 Equity Incentive Plan; and

        - 180,500 shares reserved for issuance pursuant to the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on March 7, 2000.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

        (a) our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") in connection with our registration statement on Form S-1 (File No. 333-95125), which contains audited balance data as of December 31, 1998 and 1999 and audited financial statements for the years ended December 31, 1997, 1998 and 1999;

        (b) all reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

        (c) the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Investment partnerships comprised of certain partners of Fenwick & West LLP, our counsel, own 32,379 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and executive officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

        - for any breach of the director's duty of loyalty to us or our stockholders;

        - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        - under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

        - for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, our bylaws provide that:

        - we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

        - we may indemnify our other employees and agents as set forth in the Delaware General Corporation Law;

        - we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

        -       the rights conferred in the bylaws are not exclusive.

        We entered into indemnity agreements with each of our current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. The indemnification provisions in our certificate of incorporation, bylaws and the indemnity agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

        We entered into underwriting agreements with investment banks and certain of our stockholders in connection with our initial public offering and secondary public offering pursuant to which the underwriters agreed to indemnify us, our directors and executive officers against certain liabilities, including liabilities arising under the Securities Act. Likewise, pursuant to our Fourth Amended and Restated Investors' Rights Agreement, stockholders exercising rights pursuant to this agreement have agreed to indemnify us, our directors and our officers who sign the registration statement against certain liabilities including liabilities arising under the Securities Act.

        We have also obtained directors' and officers' liability insurance that will include coverage for securities matters. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

        See also the undertakings set out in response to Item 9.

        Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:


        Certificate of Incorporation (see Exhibit 4.01).

        Bylaws (see Exhibit 4.02).

        Form of Indemnity Agreement (incorporated by reference to Exhibit 10.01 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


EXHIBIT                                          EXHIBIT
NUMBER                                            TITLE
-------                                           -----
4.01        Certificate of Incorporation, filed with the Delaware Secretary of
            State on June 28, 1999 (incorporated by reference to Exhibit 3.01 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.02 Certificate of Amendment of Certificate of Incorporation, filed with the Delaware Secretary of State on July 30, 1999 (incorporated by reference to Exhibit 3.04 to our registration statement on Form S-1
            (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.03 Certificate of Designation, filed with the Delaware Secretary of State on September 10, 1999 (incorporated by reference to Exhibit
            3.03 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.04 Certificate of Retirement, filed with the Delaware Secretary of State on November 3, 1999 (incorporated by reference to Exhibit 3.05 to our registration statement on Form S-1 (File No. 333-95125) filed with the Commission on January 21, 2000, as subsequently amended).

4.05 Bylaws, as adopted on June 28, 1999 (incorporated by reference to Exhibit 3.02 to our registration statement on Form S-1 (File No.
            333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.06 Form of specimen certificate for our common stock (incorporated by reference to Exhibit 4.01 to our registration statement on Form S-1
            (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.07        Fourth Amended and Restated Investors' Rights Agreement, dated June
            30, 1999 (incorporated by reference to Exhibit 4.02 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.08 Series E Rights Agreement, dated June 30, 1999 (incorporated by reference to Exhibit 4.03 to our registration statement on Form S-1
            (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.09 Broadbase Software, Inc. 1999 Equity Incentive Plan and related forms of agreements (incorporated by reference to Exhibit 10.03 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.10 Broadbase Software, Inc. 1999 Employee Stock Purchase Plan and related forms of agreements (incorporated by reference to Exhibit
            10.04 to our registration statement on Form S-1 (File No. 333-82251) filed with the Commission on July 2, 1999, as subsequently amended).

4.11        Rubric, Inc. 1997 Stock Option Plan (incorporated by reference to
            Exhibit 10.15 to our registration statement on Form S-1 (File No.
            333-95125) filed with the Commission on January 21, 2000, as subsequently amended).

4.12 Broadbase Software, Inc. Non-Plan Stock Option Agreement between us and Greg Martin dated January 4, 2000.

4.13 Broadbase Software, Inc. Non-Plan Stock Option Agreement between us and Rusty Thomas dated January 4, 2000.

4.14        Rubric, Inc. Stock Option Agreement between Rubric and Paul
            Salsgiver, dated December 8, 1999.

5.01 Opinion of Fenwick & West LLP regarding the legality of the securities being registered.

23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02       Consent of Ernst & Young LLP, Independent Auditors.

23.03       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01       Power of Attorney (see signature page following Item 9).


ITEM 9. UNDERTAKINGS.

We hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, state of California, on this 10th day of March, 2000.

                                 BROADBASE SOFTWARE, INC.


                                 By: /s/ CHUCK BAY
                                    -------------------------------------
                                    Chuck Bay
                                    Chief Executive Officer and President


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Chuck Bay, Rusty Thomas and Eric Willgohs, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                             DATE
---------                             -----                             ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ CHUCK BAY                         President, Chief Executive
-------------------------------       Officer and Director              March 10, 2000
Chuck Bay

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

/s/ RUSTY THOMAS                      Senior Vice President and
-------------------------------       Chief Financial Officer           March 10, 2000
Rusty Thomas

ADDITIONAL DIRECTORS:


/s/ MARK KREMER                       Chairman of the Board of          March 10, 2000
-------------------------------       Directors
Mark Kremer


/s/ KEVIN HARVEY                      Director                          March 10, 2000
-------------------------------
Kevin Harvey


/s/ PAUL LEVY                         Director                          March 10, 2000
-------------------------------
Paul Levy


                                      Director
-------------------------------
Nancy Schoendorf

                                  EXHIBIT INDEX


EXHIBIT                                          EXHIBIT
NUMBER                                            TITLE
------                                            -----
4.12        Broadbase Software, Inc. Non-Plan Stock Option Agreement between us and Greg Martin dated January 4, 2000.

4.13 Broadbase Software, Inc. Non-Plan Stock Option Agreement between us and Rusty Thomas dated January 4, 2000.

4.14        Rubric, Inc. Stock Option Agreement between Rubric and Paul
            Salsgiver, dated December 8, 1999.

5.01 Opinion of Fenwick & West LLP regarding the legality of the securities being registered.

23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02       Consent of Ernst & Young LLP, Independent Auditors.

23.03       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01       Power of Attorney (see signature page following Item 9).